SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported):  November 26, 2002



                            J NET ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                     1-9728
                                   ----------
                            (Commission File Number)


                     Nevada                            88-0169922
                   ----------                          ----------
            (State of Incorporation)     (I.R.S. Employer Identification Number)


                          4020 Lake Creek Drive, #100
                             Wilson, Wyoming 83014
                         ------------------------------
         (Address, including zip code, of Principal Executive Offices)


                                 (307) 739-8603
                              -------------------
              (Registrant's Telephone Number, Including Area Code)

ITEM 5.  OTHER EVENTS

In March 2002, the Job Creation and Worker Assistance Act of 2002 (the "Act") was signed into law. Among other things, the Act extended the carry-back period for operating and capital losses incurred in fiscal years ended in 2001 and 2002 from two years to five years. Based on this legislation, on November 26, 2002, the Company filed for a refund of federal income taxes previously
paid of $7.66 million.   It is anticipated that the refund will
be received in early 2003. The refund claim is subject to audit by the Internal Revenue Service and the review and approval of the Congressional Joint Committee on Taxation. There can be no assurance as to what part, if any, of such refund will ultimately be allowed. Upon receipt of any refund, management will determine an appropriate amount to reserve pending further review by the Internal Revenue Service. Presently, the amount of such a reserve is expected to be $6.9 million.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Not Applicable

 (C)     EXHIBITS

         Not Applicable


                                         SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         J NET ENTERPRISES, INC.

                                         By: /s/ Mark W. Hobbs
                                             _________________
                                             Name: Mark W. Hobbs
                                             Title:   President
Dated: December 5, 2002